UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 7, 2015 (December 7, 2015)

FREESCALE SEMICONDUCTOR, LTD.*

(Exact Name of Registrant as Specified in Charter)

Bermuda	001-35184	98-0522138
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6501 William Cannon Drive West, Austin, Texas 78735

(Address of Principal Executive Offices, including Zip Code)

(512) 895-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

(*)	As more specifically described in the Introductory Note to this Current Report on Form 8-K, immediately following the completion of the Intra-Group Mergers (as defined herein), Freescale Semiconductor Holdings V, Inc. became the successor-in-interest to Freescale Semiconductor, Ltd.

Introductory Note

On December 7, 2015 (the “Closing Date”), Freescale Semiconductor, Ltd. (the “Company”), a Bermuda exempted limited liability company, completed its previously announced merger (the “Merger”) with Nimble Acquisition Limited (“Merger Sub”), a Bermuda exempted limited liability company and an indirect, wholly-owned subsidiary of NXP Semiconductors N.V. (“NXP”), a Dutch public limited liability company, pursuant to the terms of the Agreement and Plan of Merger, dated as of March 1, 2015 (the “Merger Agreement”), by and among NXP, Merger Sub and the Company. Immediately following the Merger, a series of mergers occurred among the Company and its wholly-owned subsidiaries, culminating with the Company merging with and into Freescale Semiconductor Holdings V, Inc. (“Holdings V”), a Delaware corporation, (such mergers, collectively, the “Intra-Group Mergers”) with Holdings V being the surviving corporation and successor-in-interest to the Company. As a result of the Merger and Intra-Group Mergers, Holdings V is now an indirect, wholly-owned subsidiary of NXP.

The description of the Merger Agreement and related transactions (including, without limitation, the Merger) in this Current Report on Form 8-K does not purport to be complete and is subject, and qualified in its entirety by reference, to the full text of the Merger Agreement, which is attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on March 2, 2015 and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

Pursuant to the Merger Agreement, concurrently with the consummation of the Merger, the Company terminated, without payment and without any further right, obligation or liability thereunder (other than the exculpation and no recourse provisions therein), (i) the Shareholders’ Agreement, dated as of June 1, 2011, by and among Freescale Holdings L.P., the Company (f/k/a Freescale Semiconductor Holdings I, Ltd.), each of the Blackstone Investors (as defined therein), each of the Carlyle Investors (as defined therein), each of the Permira Investors (as defined therein) and each of the TPG Investors (as defined therein) (the “Shareholders’ Agreement”), (ii) the Amended and Restated Registration Rights Agreement, dated as of June 1, 2011, by and among Freescale Holdings L.P., the Company (f/k/a Freescale Semiconductor Holdings I, Ltd.) and Certain Freescale Holdings L.P. Investors (as defined therein) (the “Registration Rights Agreement”) and (iii) the Amended and Restated Investors Agreement, dated as of June 1, 2011, by and among Freescale Holdings L.P., the Company (f/k/a Freescale Semiconductor Holdings I, Ltd.), Freescale Semiconductor Holdings II, Ltd., Freescale Semiconductor Holdings III, Ltd., Freescale Semiconductor Holdings IV, Ltd., Freescale Semiconductor Holdings V, Inc., Freescale, Certain Freescale Holdings L.P. Investors (as defined therein) and certain Stockholders of the Company (as defined therein) (the “Investors Agreement”). The Shareholders’ Agreement, the Registration Rights Agreement and the Investors Agreement are attached as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively to the Company’s Current Report on Form 8-K filed with the SEC on June 3, 2011 and incorporated in this Item 1.02 by reference.

Pursuant to the terms of the New RCF Agreement and the New Secured Term Credit Agreement, immediately after giving effect to the Merger, the third amended and restated Freescale credit agreement, dated as of March 1, 2013 (as amended pursuant to the incremental amendment, dated as of September 11, 2013, the replacement revolving credit facility amendment and incremental amendment, dated as of February 10, 2014 and the loan modification agreement and refinancing term loan amendment dated as of March 4, 2014) (the “Existing Freescale Credit Agreement”), by and among certain affiliates of the Company, the lenders from time to time party thereto and Citibank, N.A., as administrative agent and collateral agent will be terminated, all amounts outstanding thereunder will be repaid, all commitments in respect thereof will be terminated and all liens in respect thereof will be released.

Further, the first lien intercreditor agreement, dated as of February 19, 2010 (as amended, amended and restated, supplemented or otherwise modified from time to time) (the “Freescale Intercreditor Agreement”) by and among Citibank, N.A. as directing agent, Citibank N.A, as the senior credit agreement collateral agent and the senior credit agreement incremental collateral agent, Citibank N.A., as the initial additional first lien representative and each authorized representative from time to time party thereto, shall be terminated immediately after giving effect to the Merger. As of the Closing Date, Freescale and the Freescale Credit Guarantors that are party to the Freescale Intercreditor Agreement shall, pursuant to the Lien Grantor Supplement, become party to the Collateral Agency Agreement.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On December 7, 2015, NXP completed the acquisition of the Company. At the closing of the acquisition, Merger Sub merged with and into the Company, with the Company continuing as the surviving corporation. At the effective time of the Merger, each common share of the Company, par value $0.01 per share (each, a “Common Share”) (other than Common Shares held by the Company in treasury or owned by NXP, Merger Sub or any other direct or indirect wholly-owned subsidiary of NXP, collectively the “Excluded Shares”) was cancelled and converted into the right to receive $6.25 in cash, without interest, plus 0.3521 of a duly authorized, validly issued and fully paid ordinary share of NXP, par value EUR 0.20 per share (collectively, the “Merger Consideration”).

A copy of the joint press release issued by the Company and NXP on December 7, 2015 announcing the completion of the Merger is filed herewith as Exhibit 99.1 and is incorporated in this Item 2.01 by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Merger, the Company notified the New York Stock Exchange (the “NYSE”) on December 7, 2015 that, at the effective time of the Merger, each Common Share (other than the Excluded Shares) was cancelled and converted into the right to receive the Merger Consideration.

As a result, it is expected that all Common Shares will be removed from trading on the NYSE following the close of trading on December 7, 2015. Accordingly, on December 7, 2015, the Company requested that the NYSE file with the SEC a Notification of Removal from Listing and Registration on Form 25 to effect the delisting of the Common Shares from the NYSE and the deregistration of the Common Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Additionally, the Company intends to file a Form 15 with the SEC requesting the termination of registration of the Common Shares under Section 12(g) of the Exchange Act and the suspension of reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and under Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.03.

Upon the effective time of the Merger, each holder of Common Shares issued and outstanding immediately prior to the effective time of the Merger ceased to have any rights as a shareholder of the Company (other than the right of the holders of Common Shares (other than the Excluded Shares) to receive the Merger Consideration).

Item 5.01	Changes in Control of Registrant.

The information set forth in the Introductory Note and under Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 5.01.

As a result of the Merger, a change in control of the Company occurred, and the Company is now an indirect, wholly-owned subsidiary of NXP.

The total amount of funds used by NXP to complete the Merger and related transactions and pay related fees and expenses was approximately $2.1 billion, which was funded through a combination of cash on hand and debt financing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors and Certain Officers

In connection with the consummation of the Merger and as contemplated by the Merger Agreement (and not because of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices), all of the directors of the Company resigned as directors of the Company at the effective time of the Merger. In accordance with the terms of the Merger Agreement, at the effective time of the Merger, the directors of Merger Sub became directors of the Company.

Also in connection with the consummation of the Merger, the Company’s president and chief executive officer and senior vice president and general manager, analog and sensors (each a named executive officer) will be leaving the Company.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the effective time of the Merger, the memorandum of association of the Company, as in effect immediately prior to the Merger, was amended and restated to be in the form of the memorandum of association of Merger Sub, except that (i) the name of the Company as provided in such memorandum of association was amended to be “Freescale Semiconductor, Ltd.” and (ii) the authorized share capital of the Company as provided in such memorandum of association was amended to be the authorized share capital of the Company immediately prior to the effective time of the Merger (the “Amended and Restated Memorandum of Association”). In addition, at the effective time of the Merger, the Company’s bye-laws, as in effect immediately prior to the Merger, were amended and restated to be in the form of the bye-laws of Merger Sub, except that the name of the Company as provided in such bye-laws was

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amended to be “Freescale Semiconductor, Ltd.” (the “Amended and Restated Bye-laws”). Copies of the Amended and Restated Memorandum of Association and the Amended and Restated Bye-laws are filed as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K, respectively, and are incorporated by reference in this Item 5.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Amended and Restated Memorandum of Association of Freescale Semiconductor, Ltd.

3.2	Amended and Restated Bye-laws of Freescale Semiconductor, Ltd.

4.1	Amended and Restated Freescale 2021 Indenture

4.2	Amended and Restated Freescale 2022 Indenture

99.1	Press Release dated December 7, 2015

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREESCALE SEMICONDUCTOR, LTD.

By:	/s/ Jennifer B. Wuamett
	Name:	Jennifer B. Wuamett
	Title:	Senior Vice President, General Counsel and Secretary

Dated:	December 7, 2015

Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated Memorandum of Association of Freescale Semiconductor, Ltd.

3.2	Amended and Restated Bye-laws of Freescale Semiconductor, Ltd.

4.1	Amended and Restated Freescale 2021 Indenture

4.2	Amended and Restated Freescale 2022 Indenture

99.1	Press Release dated December 7, 2015